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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-55746 of eSpeed, Inc. on Form S-3 of our report dated February 14, 2001, included in the Annual Report on Form 10-K of eSpeed, Inc. for the year ended December 31, 2000, and to the use of our report dated February 14, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in psuch Prospectus.

/s/ Deloitte & Touche LLP

March 7, 2001
New York, New York